Exhibit 10.2

CONTRIBUTION AGREEMENT

This Contribution Agreement (the “Agreement”), made and entered into as of June 30, 2015 (the “Effective Date”), is by and between HealthStream, Inc., a Tennessee corporation (“HealthStream”), and Robert A. Frist, Jr., an individual resident of the State of Tennessee (“Frist”).

WHEREAS, Frist desires to contribute to HealthStream, and HealthStream desires to accept from Frist (the “Contribution”), 54,241 shares of common stock, no par value (“Common Stock”), of HealthStream (collectively, the “Contributed Shares”);

WHEREAS, pursuant to the terms and conditions of this Agreement and the HealthStream, Inc. 2010 Stock Incentive Plan (the “Plan”), HealthStream desires to grant 49,310 shares of Common Stock (the “Grant Shares”) to the individuals and in the amounts set forth on the attached spreadsheet as Exhibit A (such individuals, the “Recipients”); and

WHEREAS, HealthStream and Frist desire to memorialize in writing the terms, provisions and conditions of the Contribution and the share grant;

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Contribution; Share Grant.

(a) Contribution. Subject to the terms and conditions of this Agreement and without any compensation paid by HealthStream to Frist, at the Closing (as defined below), Frist hereby contributes the Contributed Shares to HealthStream, and HealthStream hereby accepts such contribution. Frist shall execute stock powers or other evidence of transfer evidencing such contribution and transfer as may reasonably be requested by HealthStream, and shall deliver to HealthStream stock certificates (as applicable) representing all of the Contributed Shares.

(b) Closing. The closing of the Contribution (the “Closing”) will take place at the offices of HealthStream at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 at 10:00 a.m. (local time) on the Effective Date concurrently with the execution and delivery hereof.

(c) Share Grant. HealthStream hereby agrees to grant the Grant Shares to the Recipients pursuant to the Plan in the amounts set forth on Exhibit A hereto as Other Stock-Based Awards (as defined in the Plan), which grants have been approved by the Compensation Committee of HealthStream. Such grants will be subject to the terms of the waiver reflected in that certain letter agreement dated as of June 30, 2015, entered into by and among the Company, Frist, and William Blair & Company, L.L.C., for itself and the other several underwriters (the “Lock-Up Waiver Letter”). It is anticipated that the Grant Shares will be issued to the Recipients on or about August 24, 2015, and such Grant Shares will not be subject to any vesting conditions.

Section 2. Representations and Warranties of Frist. Frist represents and warrants as of the Closing to HealthStream as follows:

(a) Authority. This Agreement constitutes the valid and binding obligation of Frist, enforceable against Frist in accordance with its terms. Frist has all requisite power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b) No Conflict. Neither the execution and delivery of this Agreement by Frist nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which Frist is subject, or (ii) breach any provision of any material contract to which Frist is a party.

(c) No Consent. Except for the waiver reflected in the Lock-Up Waiver Letter, Frist is not required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement by Frist or the consummation of the transactions contemplated hereby.

(d) Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of Frist, threatened, against Frist that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

(e) Ownership of Contributed Shares. Frist has good and valid title to the Contributed Shares, free and clear of all liens and encumbrances.

Section 3. Representations and Warranties of HealthStream. HealthStream represents and warrants as of the Closing to Frist as follows:

(a) Authority. This Agreement constitutes the valid and binding obligation of HealthStream, enforceable against HealthStream in accordance with its terms. HealthStream has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HealthStream and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by HealthStream.

(b) No Conflict. Neither the execution and delivery of this Agreement by HealthStream nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): (i) conflict with any legal requirement or order of any court or governmental authority to which HealthStream is subject, or (ii) breach any provision of any material contract to which HealthStream is a party.

(c) No Consent. Except for the waiver reflected in the Lock-Up Waiver Letter, HealthStream is not required to give any notice to or obtain any consent or approval from any person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(d) Legal Proceedings; Orders. There are no legal proceedings or actions pending or, to the knowledge of HealthStream, threatened, against HealthStream that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

Section 4. Miscellaneous.

(a) Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.

(b) Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all prior agreements between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the party to be charged with the amendment.

(c) Assignment; Binding Effect. This Agreement may not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

(d) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any invalid or unenforceable provision shall be replaced by HealthStream and Frist with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

(e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the conflict of law provisions thereof.

(f) Construction. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

(g) Execution of Agreement; Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, Frist and HealthStream have executed this Agreement as of the Effective Date.

Robert A. Frist, Jr.

Sign Name:	/s/ Robert A. Frist, Jr.
Date:	June 30, 2015

ACCEPTED AND AGREED: HealthStream, Inc.

By:	/s/ Gerard M. Hayden
Name:	Gerard M. Hayden
Its:	Chief Financial Officer

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